Vocus Announces Record Results for Third Quarter 2007

33rd Consecutive Quarter of Revenue Growth Highlighted by 81% Growth in Cash Flow from
Operations and 188% Growth in Net Customer Adds

LANHAM, MD: October 23, 2007 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the third quarter ended September 30, 2007.

“I’m very pleased to report another outstanding quarter as we once again exceeded all of our key financial and operational metrics,” said Vocus President and CEO, Rick Rudman. “Based on the momentum we continue to see in our business we are raising our outlook for 2007.”

Financial Highlights

•	Revenues for the third quarter of 2007 were $15.07 million, a 40% increase over the same period last year and a 7% increase over the prior quarter. The third quarter of 2007 represents the 33rd consecutive quarter of revenue growth for the Company;

•	GAAP income from operations was $221,000 for the third quarter of 2007, compared to a loss from operations of $(268,000) for the same period last year. GAAP net income was $475,000, or $0.03 per diluted share, for the third quarter of 2007 compared to $150,000, or $0.01 per diluted share, for the same period last year;

•	Non-GAAP income from operations was $2.43 million for the third quarter of 2007, compared to $894,000 for the same period last year. Non-GAAP net income was $2.68 million, or $0.14 per diluted share, for the third quarter of 2007 compared to $1.31 million, or $0.08 per diluted share, for the same period last year. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R. All of these expenses are included in Vocus’ GAAP results;

•	Total deferred revenue as of September 30, 2007 was $29.33 million, compared to $22.35 million as of September 30, 2006;

•	Cash flow from operations for the third quarter of 2007 was $3.20 million, an 81% increase over the same period last year.

Business Highlights

•	Added 210 net new subscription customers during the quarter compared to 73 net new subscription customers added during the same period last year and ended the third quarter of 2007 with 2,214 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Asia Pacific Breweries, ConAgra Foods, European Society of Cardiology, Federal Reserve Bank of Chicago, London School of Economics, Hong Kong Tourism Board, Ivy Tech Community College, Ritz-Carlton Half Moon Bay, Siemens Corporation, Ski New Hampshire, Toyota Motor Sales USA, Trump Entertainment Resorts and United States Air Force;

•	Launched Vocus Summer ’07, the second release this year and the latest release of its award-winning public relations management software, which added powerful features that make it easier than ever for organizations to monitor, manage, share and analyze their news;

•	Announced the expansion of Vocus’ News On-Demand which added national, regional and local digital print coverage throughout the United Kingdom and Europe;

•	Launched a new version of PRWeb which included new social media capabilities, improved news content management and enhanced RSS and search capabilities.

Guidance

Vocus is providing guidance for the fourth quarter and raising guidance for the full year 2007 based on information as of October 23, 2007:

•	For the fourth quarter of 2007, revenue is expected to be in the range of $15.6 million to $15.8 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R, is expected to be in the range of $0.12 to $0.13 assuming an estimated non-GAAP weighted average 19.7 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 9%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.12 per share. GAAP diluted EPS is expected to be in the range of $0.00 to $0.01 assuming an estimated weighted average 19.2 million diluted shares outstanding;

•	For the full year of 2007, revenue is expected to be in the range of $57.3 million to $57.5 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R, is expected to be in the range of $0.48 to $0.49 assuming an estimated non-GAAP weighted average 19.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 7%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.46 per share. GAAP diluted EPS is expected to be in the range of $0.02 to $0.03 assuming an estimated weighted average 18.2 million diluted shares outstanding. Cash flow from operations is expected to range from $15.0 million to $15.5 million and investments in property and equipment, including capitalized software development costs, are estimated to be $1.3 million for the year.

Conference Call Information

Vocus will discuss the financial results and business highlights of the third quarter 2007 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. The public is invited to listen to a live audio web cast of Vocus’ conference call on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/. For investors unable to participate in the live conference call, a replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until November 6, 2007 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 19848755.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 2,200 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not sustain GAAP profitability, interruptions or delays in our service or our Web hosting, our new business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	September 30,
	2006	2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,506	$54,634
Short-term investments	3,357	6,513
Accounts receivable, net	10,139	10,424
Other current assets	1,146	1,460

Total current assets	41,148	73,031
Property, equipment and software, net	4,359	4,240
Intangible assets, net	11,610	9,363
Goodwill	17,112	17,090
Other assets	541	595

Total assets	$74,770	$104,319

Liabilities, redeemable stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,100	$5,859
Current portion of notes payable and capital lease obligations	427	294
Current portion of deferred revenue	26,100	28,823

Total current liabilities	32,627	34,976
Notes payable and capital lease obligations, net of current portion	335	130
Deferred income taxes	185	185
Other liabilities	85	91
Deferred revenue, net of current portion	531	509

Total liabilities	33,763	35,891
Redeemable common stock	33	34
Commitments and contingencies
Stockholders’ equity:
Common stock	170	186
Additional paid-in capital	80,526	107,540
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive loss	(48)	(132)
Accumulated deficit	(36,391)	(35,917)

Total stockholders’ equity	40,974	68,394

Total liabilities, redeemable stock and stockholders’ equity	$74,770	$104,319

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$10,757	$15,072	$28,208	$41,749
Cost of revenues, including amortization of intangible assets of $107 and $30 for the three months ended September 30, 2006 and 2007, respectively and $284 and $90 for the nine months ended September 30, 2006 and 2007, respectively	2,137	2,700	6,049	7,985

Gross profit	8,620	12,372	22,159	33,764
Operating expenses:
Sales and marketing	4,887	6,747	13,381	18,974
Research and development	785	1,049	2,210	2,770
General and administrative	2,685	3,644	7,038	10,718
Amortization of intangible assets	531	711	982	2,157

Total operating expenses	8,888	12,151	23,611	34,619
Income (loss) from operations	(268)	221	(1,452)	(855)
Other income (expense):
Interest and other income	416	669	1,424	1,773
Interest expense	(23)	(11)	(64)	(40)

Income (loss) before provision (benefit) for income taxes	125	879	(92)	878
Provision (benefit) for income taxes	(25)	404	(58)	404

Net income (loss)	$150	$475	$(34)	$474

Net income (loss) per share:
Basic	$0.01	$0.03	$0.00	$0.03
Diluted	$0.01	$0.03	$0.00	$0.03
Weighted average shares outstanding used in computing per share amounts:
Basic	15,498,524	17,563,147	15,184,546	16,987,104
Diluted	16,320,518	18,629,400	15,184,546	17,878,881

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$150	$475	$(34)	$474
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	933	1,131	2,116	3,347
Other non-cash charges	609	1,459	1,468	4,173
Changes in operating assets and liabilities	71	134	1,594	1,718

Net cash provided by operating activities	1,763	3,199	5,144	9,712
Cash flows from investing activities:
Cash paid for acquisition	(20,891)	––	(20,891)	––
Net change in short-term investments	1,324	(4,859)	(1,802)	(3,158)
Software development costs	(33)	––	(71)	(341)
Purchases of property and equipment	(253)	(89)	(514)	(646)
Proceeds from sale of property and equipment	––	6	––	34

Net cash used in investing activities	(19,853)	(4,942)	(23,278)	(4,111)
Cash flows from financing activities:
Proceeds from public offering, net of costs	––	––	(48)	21,666
Proceeds from exercise of stock options and warrants	150	623	509	1,196
Net payments on notes payable and capital lease obligations	(19)	(97)	(150)	(338)

Net cash provided by financing activities	131	526	311	22,524
Effect of exchange rate changes on cash and cash equivalents	1	1	5	3

Net increase (decrease) in cash and cash equivalents	(17,958)	(1,216)	(17,818)	28,128
Cash and cash equivalents, beginning of period	40,167	55,850	40,027	26,506

Cash and cash equivalents, end of period	$22,209	$54,634	$22,209	$54,634

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
Income (loss) from operations	$(268)	$221	$(1,452)	$(855)
Amortization of intangible assets (including $107 and $30 in cost of revenues for the three months ended September 30, 2006 and 2007, respectively and $284 and $90 for the nine months ended September 30, 2006 and 2007, respectively)	638	741	1,266	2,247
Stock-based compensation	524	1,464	1,337	4,041

Non-GAAP income from operations	$894	$2,426	$1,151	$5,433

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$150	$475	$(34)	$474
Amortization of intangible assets (including $107 and $30 in cost of revenues for the three months ended September 30, 2006 and 2007, respectively and $284 and $90 for the nine months ended September 30, 2006 and 2007, respectively)	638	741	1,266	2,247
Stock-based compensation	524	1,464	1,337	4,041

Non-GAAP net income	$1,312	$2,680	$2,569	$6,762

Non-GAAP net income per share:
Non-GAAP diluted	$0.08	$0.14	$0.15	$0.36
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	16,835,608	19,344,010	16,607,812	18,667,404
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	16,320,518	18,629,400	15,184,546	17,878,881
Treasury stock effect of outstanding options and warrants	––	––	949,020	––
Treasury stock effect on outstanding options of SFAS No. 123R	515,090	714,610	474,246	788,523

Non-GAAP diluted weighted average shares outstanding	16,835,608	19,344,010	16,607,812	18,667,404

Supplemental information of stock-based compensation included in:
Cost of revenues	$16	$155	$54	$442
Sales and marketing	178	428	332	1,131
Research and development	55	135	164	398
General and administrative	275	746	787	2,070

Total stock-based compensation	$524	$1,464	$1,337	$4,041

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Vocus’ management to evaluate the operating performance of the Company. Management uses these non-GAAP financial measures for planning and evaluation purposes, including the preparation of operating budgets, the calculation of incentive compensation and the determination of appropriate levels of capital investments. The non-GAAP financial measures discussed in this press release exclude amortization of acquired intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R. The amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset. Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Management believes the exclusion of amortization of acquired intangible assets and stock-based compensation under SFAS No. 123R allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that these non-GAAP measures are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.